As filed with the Securities and Exchange Commission on August 16, 2018

Registration No. 333-205461

United States
Securities and Exchange Commission

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

American Capital Senior Floating, Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	46-1996220
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

American Capital Senior Floating, Ltd.

245 Park Avenue, 42nd Floor

New York, NY 10167

(212) 750-7300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Ian P. Fitzgerald

Vice President, General Counsel and Secretary

American Capital Senior Floating, Ltd.

245 Park Avenue, 42nd Floor

New York, NY 10167

(212) 750-7300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Monica J. Shilling

Proskauer Rose LLP

2049 Century Park East, 32nd Floor

Los Angeles, CA 90067

(310) 557-2900

Approximate date of commencement of proposed sale to the public: N/A

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check One):

Large accelerated filer ☐ Accelerated filer ☒ Non-accelerated filer ☐ Smaller reporting company ☐ Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3D, which was originally filed on July 2, 2015 (file no. 333- 205461) (the “Registration Statement”) to register shares of common stock, par value $0.01 per share (“Common Stock”), of American Capital Senior Floating, Ltd. (the “Company”) in connection with the Company’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”) having an aggregate maximum offering price of up to $51,140,000, is being filed to deregister all of the Common Stock not yet sold. No shares of Common Stock have been sold pursuant to the Registration Statement.

On June 28, 2018, the Company’s stockholders approved a Plan of Complete Liquidation and Dissolution of the Company (the “Plan”), including the sale of all or substantially all of the Company’s assets and the dissolution of the Company pursuant to the Plan (the “Liquidation”). On July 2, 2018, in connection with the Liquidation, the Company suspended the Plan effective for all distributions with record dates on or after August 1, 2018. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering, the Company hereby amends the Registration Statement by deregistering all of the Common Stock that was registered but unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, State of New York, on this 16th day of August, 2018. No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933.

AMERICAN CAPITAL SENIOR FLOATING, LTD.

By:	/s/ Ian P. Fitzgerald
Name:	Ian P. Fitzgerald
Title:	Vice President, General Counsel and Secretary

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